SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) or 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                             Patapsco Bancorp, Inc.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

     Maryland                                             52-1951797
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(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)


1301 Merritt Boulevard, Dundalk, Maryland                     21222-2194
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(Address of Principal Executive Offices)                      (Zip Code)


If this form relates to the               If this form relates to the
registration of a class of securities     registration of a class of securities
pursuant to Section 12(b) of the          pursuant to Section 12(g) of the
Exchange Act and is effective             Exchange Act and is effective
pursuant to General Instruction           pursuant to General Instruction
A.(c), please check the following         A.(d), please check the following
box. [ ]                                  box. [x]



Securities Act registration statement file number to which this
form relates:    333-43150
                --------------
                (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class                        Name of Each Exchange on Which
to be so Registered                         Each Class is to be Registered
-------------------                        -------------------------------
    None                                             None

Securities to be registered pursuant to Section 12(g) of the Act:


                        Series A Non-cumulative Perpetual
                           Convertible Preferred Stock
                            par value $0.01 per share
                        ---------------------------------
                                (Title of Class)

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     This Registration  Statement on Form 8-A relates to the registration  under
Section 12(g) of the Securities Exchange Act of 1934, as amended, of 114,107 shares of Series A Non-cumulative Perpetual Convertible Preferred Stock, par value $0.01 per share (the "Preferred Stock"), of Patapsco Bancorp, Inc., a Maryland corporation (the "Registrant"). The description of the Preferred Stock is included under the captions "Proposal I -- The Merger -- Description of Preferred Stock" (pages 31-32), "Proposal I -- The Merger -- Conversion of Northfield Bancorp Common Stock" (pages 32-33), " "Comparison of Rights of Stockholders" (pages 84-87), and "Selected Provisions in the Articles of
Incorporation and Bylaws of Patapsco Bancorp" (pages 88-93) of the Proxy Statement/Prospectus included as part of the Registrant's Registration Statement on Form S-4, File No. 333-43150, declared effective on September 1, 2000.

ITEM 2.  EXHIBITS.

     The following documents are either filed or incorporated by reference as exhibits to this registration statement as indicated:

     1    Articles of  Incorporation of Patapsco  Bancorp,  Inc. and Articles of
Supplementary (incorporated by reference to Registrant's Annual Report on Form 10-KSB for the year ended June 30, 2000 (Commission File No. 0-28032))

     2    Bylaws  of  Patapsco  Bancorp,  Inc.  (incorporated  by  reference  to
Registrant's Registration Statement on Form SB-2 (File No. 33-99734))

     3    Specimen Preferred Stock Certificate

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        PATAPSCO BANCORP, INC.


Date: November 6, 2000                  By: /s/ Joseph J. Bouffard
                                           -------------------------------------
                                           Joseph J. Bouffard
                                           President and Chief Executive Officer

                                INDEX TO EXHIBITS
                                -----------------

Exhibit
Number    Description
-------   -----------

  1 Articles of Incorporation of Patapsco Bancorp, Inc. and Articles of Supplementary (incorporated by reference to Registrant's Annual Report on Form 10-KSB for the year ended June 30, 2000 (Commission File No. 0-28032))

  2 Bylaws of Patapsco Bancorp, Inc. (incorporated by reference to Registrant's Registration Statement on Form SB-2 (File No. 33-99734))

  3       Specimen Preferred Stock Certificate